Exhibit 99.1

FOR IMMEDIATE RELEASE

REINSURANCE GROUP OF AMERICA TO HOST INVESTOR DAY

ST. LOUIS, February 22, 2017 – Reinsurance Group of America, Incorporated (NYSE: RGA) will host a conference for institutional investors and analysts at the Grand Hyatt New York hotel in New York City on Thursday, May 18, 2017 at 8:30 a.m.Eastern Daylight Time. Additional details, including live audio webcast information, will be provided closer to the date of the event.

About RGA

Reinsurance Group of America, Incorporated (RGA), a FORTUNE 500 company, is among the leading global providers of life reinsurance and financial solutions, with approximately $3.1 trillion of life reinsurance in force and assets of $53.1 billion as of December 31, 2016. Founded in 1973, RGA today is recognized for its deep technical expertise in risk and capital management, innovative solutions, and commitment to serving its clients. With headquarters in St. Louis, Missouri and operations in 26 countries, RGA delivers expert solutions in individual life reinsurance, individual living benefits reinsurance, group reinsurance, health reinsurance, facultative underwriting, product development, and financial solutions. To learn more about RGA and its businesses, visit the company’s website at www.rgare.com.

FOR MORE INFORMATION:

Jeff Hopson

Senior Vice President, Investor Relations

636-736-7000

jhopson@rgare.com